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                                                                      Exhibit 10

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 6 to Registration Statement No. 333-89389 of Merrill Lynch Large Cap Series Funds, Inc. (the "Series") on Form N-1A of our reports dated December 19, 2003 for Merrill Lynch Large Cap Core Fund, and December 17, 2003 for Merrill Lynch Large Cap Growth Fund and Merrill Lynch Large Cap Value Fund (each a "Fund"), and December 19, 2003 for Master Large Cap Core Portfolio, and December 17, 2003 for Master Large Cap Growth Portfolio and Master Large Cap Value Portfolio, appearing in the October 31, 2003 Annual Report of each respective Fund, which is incorporated by reference in the Statement of Additional Information, which is part of this Registration Statement. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche


Princeton, New Jersey
February 24, 2004